Exhibit 10.2
TRANSITION AGREEMENT
This TRANSITION AGREEMENT (this “Agreement”) is effective as of January 1, 2021 (the “Effective Date”), by and between SolarWinds Corporation (the “Company”) and Kevin B. Thompson (the “Consultant”).
WITNESSETH:
WHEREAS, the Company employed the Consultant as Chief Executive Officer until December 31, 2020;
WHEREAS, the Company desires to engage the Consultant commencing on the Effective Date to provide the Services (as defined below);
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants agreements herein contained, the Company and the Consultant hereby agree as follows:
1.Term. This Agreement will continue from the Effective Date until June 1, 2021 unless sooner terminated by either party in accordance with Section 6 (the “Term”). The parties may extend the Term on the same terms and conditions set forth herein in thirty (30) day increments by mutual written agreement.
2.Duties of the Consultant. During the Term, the Consultant will make himself reasonably available to assist and cooperate with the Company, its subsidiaries and affiliates (the “Company Group”) in investigating, defending or prosecuting any internal or external investigations, litigation, arbitration, or civil, governmental or other administrative proceeding involving the Company Group based on events occurring during the Consultant’s previous employment with the Company; provided that the Consultant will not be required to take any particular action if his counsel believes such action is against the Consultant’s interest, creates a conflict of interest between the Company Group and the Consultant or otherwise exposes the Consultant to any claim, penalty or liability (the “Services”). The Consultant will report directly to the Company’s Board of Directors (the “Board”) and will devote such time to the performance of the Services as is reasonably requested by the Board. The Consultant may perform the Services remotely or at such location(s) chosen by the Consultant; provided that the Consultant will make himself reasonably available to travel as reasonably required to perform the Services. From and after the Effective Date, the Consultant shall not be obligated to perform any services for any member of the Company Group except as contemplated by this Agreement, notwithstanding anything to the contrary in any other agreement with a member of the Company Group.
3.Compensation.
(a)Compensation. The Company will pay the Consultant a monthly retainer of $62,500 during the Term. Any such payment will be made in advance on or about the first business day of each month commencing during the Term.

(b)Expense Reimbursement. The Company will promptly reimburse the Consultant for out-of-pocket expenses actually incurred during the Term in performing the Services, including travel expenses, in accordance with the Company’s current policies and procedures applicable to executive officers (“Eligible Expenses”). Any such reimbursements will be made promptly after the Consultant’s submission of all documentation required by such policies and procedures. The Company will reimburse the Consultant’s legal fees incurred in negotiating this Agreement and the Separation and General Release Agreement entered into between the Company and the Consultant on December 31, 2020 (the “Release Agreement”).
4.Independent Contractor. The parties acknowledge and agree that the Consultant’s rendering of the Services is as an independent contractor and not as a director, stockholder, officer, employee or partner of the Company, and that the Consultant’s retention as a consultant pursuant to this Agreement will not entitle him to any benefits as an employee of the Company under any compensation or benefit plan maintained by the Company or any of its subsidiaries or affiliates for its or their respective employees; it being understood that nothing herein shall affect the Consultant’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. For the sake of clarity, the period of the Term will not be taken into account for any compensation or benefit program, including the vesting of any outstanding equity awards. It is further hereby understood and agreed by the Company and the Consultant that, as an independent contractor, the Consultant will be responsible for complying with all applicable laws, rules and regulations concerning taxes, social security contributions, pension fund contributions, unemployment contributions and similar matters.
5.Confidentiality.
(a)Confidential Information. During the Term, the Company, its affiliates and/or their respective representatives or advisors will provide the Consultant with Confidential Information, as defined below, and the Consultant may develop Confidential Information on behalf of the Company. The Consultant agrees that the Consultant will not use or disclose to any person (except as required by applicable law or for the proper performance of the Consultant’s duties and responsibilities for the Company Group under this Agreement) any Confidential Information obtained by the Consultant incident to the Consultant’s services hereunder or any other association with the Company or any of its affiliates. The Consultant understands that this restriction shall continue to apply after the conclusion of the Term, regardless of the reason for the ending of the Term. “Confidential Information” means matters relating to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company and its affiliates. Confidential Information does not include information that enters the public domain, other than through the Consultant’s breach of the Consultant’s obligations under this Agreement.
(b)Protection of Documents. All material documents, records, software and files, in any media of whatever kind and description, relating to the business of the Company and its affiliates, and any copies, in whole or in part, thereof, in each case in the Consultant’s possession or control (the “Documents”), whether or not prepared by the Consultant, shall be the sole and exclusive property of the Company. The Consultant agrees to safeguard all Documents and, at the end of the Term or at such earlier time or times as the Board or its designee may specify, the Consultant agrees to surrender all Documents in the Consultant’s possession or control to the Company.
(c)Certain Exceptions. Notwithstanding anything herein to the contrary, nothing in this Section 5 will (x) prohibit the Consultant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under any whistleblower protection provisions of state or federal law or regulation, or (y) require notification or prior approval by the Company of any reporting described in the foregoing clause (x). Furthermore, nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). 18 U.S.C. § 1833(b) provides that “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
6.Termination. Either party may terminate this Agreement upon thirty (30) days written notice to the other party. Following such termination, the Company will pay the Consultant any amounts unpaid under Section 3 for Services rendered during the Term. The terms of Section 5 and Section 7 will survive any termination of this Agreement.
7.Indemnification & Insurance. During the Term and thereafter, the Company agrees to indemnify and hold the Consultant harmless against any and all damages, costs, liabilities, losses and expenses (including attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative) brought or instituted against the Consultant that arises out of or relates to the Consultant’s provision of Services (a “Proceeding”), and to promptly advance to the Consultant such expenses, in each case, to the same extent, and on the same terms, as the Company’s directors and officers and, with respect to any advancement of expenses, upon receipt of an undertaking by the Consultant to repay such amount in a manner consistent with one that a director or officer would be required to make under the Company’s by-laws. The Company will add the Consultant as an insured under its current directors and officers liability policies for claims arising out of the Services, on the same terms as the coverage provided to the Company’s directors and officers. For the avoidance of doubt, the Company shall continue to indemnify and hold the Consultant harmless against all damages, costs, liabilities, losses and expenses (including attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative) brought or instituted against the Consultant that arises out of or relates to the Consultant’s employment with the Company Group or service as a member of the Board, as applicable, and to promptly advance to the Consultant such expenses, in each case, in accordance with the governing documents of the Company Group, the Indemnification Agreement, dated February 5, 2016, by and between SolarWinds Parent, Inc. and the Consultant (the “Indemnification Agreement”) and/or any other indemnification agreements between the Consultant and any member of the Company Group, and the Consultant shall remain insured under the Company’s directors and officer liability policies for claims arising out of his employment with the Company Group and service as a member of the Board, in each case, in accordance with the terms of such policies.
8.Public Statements. The Company shall use reasonable efforts to consult with the Consultant on any press release, written public statement or filing with the SEC made by the Company, in each case, that references the Consultant by name or position, in reference to the Sunburst attack, and the Company shall consider in good faith to any comments timely and reasonably provided by the Consultant, except that the Company shall not be required to engage in such consultations with respect to communications where a governmental authority requests or requires that the Company not engage in such consultations.
9.Miscellaneous Provisions.
(a)Releases. The Consultant reaffirms his release of claims included in the Release Agreement, dated as of December 31, 2020. The Company, on its own behalf and on behalf of its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as each of its and their assignees, predecessors, successors, directors, officers, stockholders, partners, representatives, insurers, attorneys, agents or employees, past or present, or any of them (individually and collectively), hereby releases the Consultant with respect to actions taken (or omitted to be taken) by the Consultant in his former capacity as Chief Executive Officer of the Company or as a member of the Board of which the Board (excluding the Consultant) has actual knowledge on the date hereof.
(b)Entire Agreement. This Agreement set forth the entire understanding between the parties hereto regarding the Consultant’s provision of post-employment consulting services to the Company. This Agreement may not be waived, modified or amended except by the mutual written agreement of the parties hereto. Notwithstanding anything to the contrary contained herein, the Second Omnibus Amendment to Employment Documents, dated as of December 7, 2020, by and between the Company and the Consultant and the Indemnification Agreement and any other rights to indemnification, contribution, advancement of expenses and/or rights under any applicable insurance policies remain unmodified and in full force and effect.
(c)Captions. The captions of paragraphs in this Agreement are for convenience only and will not be considered or referred to in resolving questions of interpretation.
(d)Governing Law. This Agreement and all of the rights and obligations of the parties hereto and all of the terms and conditions hereof will be construed in accordance with and governed by and enforced under the laws of the State of Texas (without giving effect to its conflict of laws principles or those of any other jurisdiction).
(e)Dispute Resolution. The parties mutually consent to the resolution by final and binding confidential arbitration of any and all disputes, controversies or claims arising out of or related to this Agreement and the Services (collectively, “Claims”).  All Claims shall be resolved exclusively by arbitration administered by American Arbitration Association under its Commercial Arbitration Rules then in effect (the “AAA Rules”). Any arbitration proceeding brought under this Agreement shall be conducted before one (1) arbitrator in Austin, TX.  The arbitrator shall be selected in accordance with the AAA Rules, provided that the arbitrator shall be an attorney (i) with at least ten (10) years of significant commercial law experience and/or (ii) a former federal or state court judge.  Each party to any dispute shall pay its own expenses, including attorneys' fees.  The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law.  Any arbitration proceedings, decision, or award rendered hereunder, and the validity, effect, and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
(f)Waivers. No delay or omission by either of the parties hereto in exercising any right or power accruing upon the non-compliance or failure to perform of the other party hereto with respect to any of the provisions of this Agreement will impair any such right or power or be construed to be waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements hereof to be performed by the other party hereto will not be construed to be a waiver of any subsequent breach thereof or of any other covenant, condition or agreement herein contained.
(g)Assignment. Neither the Consultant nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Consultant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.
(h)Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
(i)Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to the Company at its principal place of business, attention of the General Counsel or in the case of the Consultant, at the Consultant’s last known address on the books of the Company (or to such other address as either party may specify by notice to the other actually received).
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IN WITNESS WHEREOF, the Company and the Consultant have hereunto set their hands under seal as of the date first above written.

SOLARWINDS CORPORATION	CONSULTANT

By: /s/ William Bock	/s/ Kevin B. Thompson

Its: Chairman

[Signature Page to Transition Agreement]